SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒:

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SPARTAN STORES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

SPARTAN STORES, INC.
850 76th Street, S.W.
P.O. Box 8700
Grand Rapids, Michigan 49518-8700
(616) 878-2000

July 6, 2004

Dear Shareholder:

                  We cordially invite you to attend the 2004 Annual Meeting of Shareholders of Spartan Stores, Inc., to be held on Wednesday, August 11, 2004, at the Eberhard Center of Grand Valley State University, 301 West Fulton, Grand Rapids, Michigan 49504, beginning at 10:00 a.m., local time. Your board of directors looks forward to greeting those shareholders who are able to attend the meeting.

                  At the meeting, you will vote on the election of two directors and the ratification of the selection of Deloitte & Touche LLP as our independent auditors for fiscal 2005. We will also present a report on our business activities.

                  We have enclosed a notice of the meeting and our proxy statement, which includes information about the nominees for the board of directors. Also enclosed is our annual report to shareholders for the year ended March 27, 2004. We encourage you to read these documents carefully.

                  It is important for your shares to be represented at the annual meeting, regardless of how many shares you own. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy card as soon as possible. Sending a proxy card will not affect your right to vote in person if you attend the meeting. If you plan to attend, please mark the appropriate box on the proxy card to help us plan for the meeting.

                  Thank you.

Sincerely, Craig C. Sturken Chairman, President and Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

SPARTAN STORES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

         The 2004 Annual Meeting of Shareholders of Spartan Stores, Inc. will be held at the Eberhard Center of Grand Valley State University, 301 West Fulton, Grand Rapids, Michigan 49504, on Wednesday, August 11, 2004, at 10:00 a.m., local time. At the meeting, we will consider and vote on:

1.	election of two directors;

2.	ratification of the selection of Deloitte & Touche LLP as our independent auditors for fiscal 2005; and

3.	any other business that may properly come before the meeting.

         You are receiving this notice and can vote at the meeting and any adjournment of the meeting if you were a shareholder of record on June 23, 2004.

         A copy of Spartan Stores' annual report to shareholders for the year ended March 27, 2004 is enclosed with this notice.

BY ORDER OF THE BOARD OF DIRECTORS

Alex J. DeYonker
Secretary
July 6, 2004

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

SPARTAN STORES, INC.

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 11, 2004

PROXY STATEMENT
Dated July 6, 2004

Introduction

Use of Terms

         In this proxy statement, "we," "us," "our" and "Spartan Stores" refer to Spartan Stores, Inc., and "you" and "your" refer to each shareholder of Spartan Stores.

Time and Place of the Annual Meeting

         You are cordially invited to attend the 2004 annual meeting of shareholders of Spartan Stores. The annual meeting will be held on Wednesday, August 11, 2004, at the Eberhard Center of Grand Valley State University, 301 West Fulton, Grand Rapids, Michigan 49504, at 10:00 a.m., local time.

Solicitation of Proxies

         Your board of directors is furnishing this proxy statement and the enclosed proxy card to you to solicit proxies to be voted on your behalf at the annual meeting and any adjournment of the meeting.

Mailing Date

         We began mailing this proxy statement to our shareholders on and after July 6, 2004.

Purposes of the Annual Meeting

         The purposes of the annual meeting are to consider and vote on:

•	election of two directors for three-year terms expiring in 2007;

•	ratification of the selection of Deloitte & Touche LLP as our independent auditors for fiscal 2005; and

•	any other business that may properly come before the meeting.

         Your board of directors recommends that you vote FOR each nominee named in this proxy statement and FOR ratification of the selection of Deloitte & Touche LLP as our independent auditors for fiscal 2005.

         We do not know of any other matters to be presented for consideration at the annual meeting. If any other matters are presented, the persons named as proxies on the enclosed proxy card will have discretionary authority to vote for you on those matters.

Record Date and Shares Outstanding

         You may vote at the annual meeting if you were a shareholder of record of Spartan Stores common stock on June 23, 2004. Each shareholder is entitled to one vote per share of Spartan Stores common stock on each matter presented for a shareholder vote at the meeting. As of June 23, 2004, 20,444,812 shares of Spartan Stores common stock were outstanding.

How to Vote Your Shares

          If you properly sign and return the proxy card in the form we have provided, the shares represented by that proxy card will be voted at the annual meeting and at any adjournment of the meeting.

          If you specify a choice on the proxy card, your shares will be voted as specified. If you do not specify a choice, your shares will be voted for the election of each of the nominees named in this proxy statement, for ratification of Deloitte & Touche llp as our independent auditors for fiscal 2005, and, with respect to any other matter that may come before the meeting, in the discretion of the persons named as proxies on the proxy card.

How to Revoke Your Proxy

         If you are a shareholder of record of Spartan Stores, you may revoke your proxy at any time before it is voted at the meeting by doing any of three things:

•	by delivering written notice of revocation to Spartan Stores' Corporate Secretary, 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700;

•	by delivering a proxy card bearing a later date than the proxy that you wish to revoke; or

•	by attending the meeting and voting in person.

         Merely attending the meeting will not, by itself, revoke your proxy. Your last valid vote that we receive before or at the annual meeting is the vote that will be counted.

"Street Name" Holders

         If you hold your shares in "street name," which means that your shares are registered in the name of a bank, broker or other nominee (which we will collectively refer to as your "broker"), your broker must vote your street name shares in the manner you direct if you provide it with proper and timely voting instructions. Please use the voting forms and instructions provided by your broker or its agent. If you are a street name holder and want to change your vote, you must contact your broker.

Quorum

         To conduct business at the annual meeting, a quorum of shareholders must be present. The presence in person or by properly executed proxy of the holders of a majority of all issued and outstanding shares of Spartan Stores common stock entitled to vote at the meeting is necessary for a quorum. To determine whether a quorum is present, we will include shares that are present or represented by proxy, including abstentions and shares represented by a broker non-vote on any matter. Although broker non-votes count for quorum purposes, we do not count them as votes for or against any proposal. A broker non-vote occurs when a shareholder holds his or her stock through a broker and the broker does not vote those shares. This usually occurs because the broker has not received timely voting instructions from that shareholder and the broker does not have discretionary voting power for the particular item upon which the vote is taken.

Adjournment

         The shareholders present at the meeting, in person or by proxy may, by a majority vote, adjourn the meeting despite the absence of a quorum. If a quorum is not present at the meeting, we expect to adjourn the meeting to solicit additional proxies.

Required Votes

         Election of Directors. A plurality of the shares voting is required to elect directors. This means that, if there are more nominees than positions to be filled, the nominees who receive the most votes will be elected to the open director positions. Abstentions, broker non-votes and other shares that are not voted in person or by proxy will not be included in the vote count to determine if a plurality of shares voted in favor of each nominee.

          Ratification of Independent Auditors. The ratification of the selection of Deloitte & Touche LLP as our independent auditors for fiscal 2005 to be voted on at the meeting will be approved if a majority of the shares that are voted at the meeting are voted in favor of ratification. Abstentions, broker non-votes and other shares that are not voted in person or by proxy will not be included in the vote count to determine if a majority of shares voted in favor of this proposal.

          Required Vote for Other Matters. We do not know of any other matters to be presented at the meeting. Generally, any other proposal to be voted on at the meeting would be approved if a majority of the shares that are voted at the meeting are voted in favor of the proposal. Abstentions, broker non-votes and other shares that are not voted in person or by proxy would not be included in the vote count to determine if a majority of shares voted in favor of each such proposal.

Election of Directors

         The board of directors proposes that the following two individuals be elected as directors of Spartan Stores for three-year terms expiring at the 2007 annual meeting of shareholders:

Gregory P. Josefowicz
Craig C. Sturken

         Biographical information concerning the nominees appears below under the heading "The Board of Directors."

         The persons named as proxies on the proxy card intend to vote for the election of each of the nominees. The proposed nominees are willing to be elected and to serve as directors. However, if any nominee becomes unable to serve or otherwise unavailable for election, which we do not anticipate, the incumbent board of directors may select a substitute nominee. If a substitute nominee is selected, the shares represented by your proxy card will be voted for the election of the substitute nominee, unless you give other instructions. If a substitute is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for more than two nominees.

          Your board of directors recommends that you vote FOR election of all nominees as directors.

The Board of Directors

General

         The board of directors currently consists of eight directors. Assuming that all of the nominees are elected, there will be eight directors immediately following the annual meeting. The board of directors is divided into three classes, with each class as nearly equal in number as possible. Each class of directors serves a three-year term, with the term of one class expiring at the annual meeting in each successive year. Messrs. Sturken and Josefowicz are standing for re-election.

         Biographical information concerning the directors and the nominees for election to the board of directors is presented below. Except as otherwise indicated, each of these persons has had the same principal position and employment for over five years.

Nominees For Election as Directors With Terms Expiring in 2007

         Craig C. Sturken (age 60). Mr. Sturken has been a director of Spartan Stores since 2003, our President and Chief Executive Officer since March 2003, and our Chairman of the Board since August 2003. Mr. Sturken spent his entire career in the grocery industry and has more than 40 years of retail grocery experience, including 10 years with the Great Atlantic & Pacific Tea Company ("A&P"), a food retailer whose stock is traded on the New York Stock Exchange. From October 2000 to March 2002, Mr. Sturken was the CEO of A&P's Atlantic region, after which he retired. From October 1992 to October 2000, he was CEO of A&P's Midwest region. Before A&P, Mr. Sturken held executive positions with The Grand Union Company and Hannaford Brothers' Company.

         Gregory P. Josefowicz (age 51). Mr. Josefowicz has been a director of Spartan Stores since July 2001. He has served as the President and Chief Executive Officer and as a director of Borders Group, Inc., a retail bookstore company whose stock is traded on the New York Stock Exchange, since November 1999, and was named Borders Group's Chairman of the Board in January 2002. Since 1999, Mr. Josefowicz has been a director of Ryerson Tull, Inc., a metal and plastics supplier whose stock is traded on the New York Stock Exchange. For more than five years prior to joining Borders Group, he served in a variety of executive positions, most recently as President, with Jewel-Osco, a food and drug retailer that is currently a division of Albertson's, Inc.

Directors With Terms Expiring in 2006

         M. Shân Atkins (age 47) has been a director of Spartan Stores since 2003. Since 2001, Ms. Atkins has been Managing Director of Chetrum Capital LLC, a private investment firm. Since June 2004, Ms. Atkins has been a director and a member of the audit committee of The Pep Boys - Manny, Moe and Jack, an auto parts and service retailer whose common stock is listed on the New York Stock Exchange. From 1999 to 2001, Ms. Atkins served as a director and a member of the audit committee of Chapters, Inc., a book retailer whose stock is traded on the Toronto Stock Exchange. From 1996 to 2001, Ms. Atkins served in a variety of executive positions with Sears, Roebuck and Co., a retailer whose common stock is listed on the New York Stock Exchange, most recently as Executive Vice President, Strategic Initiatives. From 1982 to 1996, she served in a variety of positions with Bain and Company, Inc., an international management consulting firm, where she specialized in the consumer and retail sectors, most recently serving as Vice President. Ms. Atkins was an auditor with Price Waterhouse in Toronto, Canada, from 1979 to 1981. She has been a member of the Canadian Institute of Chartered Accountants since 1981 and is a certified public accountant.

         Dr. Frank M. Gambino (age 50) has been a director of Spartan Stores since 2003. Since 2002, Dr. Gambino has been the Director of the Food Marketing Program at the Haworth College of Business at Western Michigan University. Dr. Gambino also served as an Associate Professor of Marketing at the Haworth School from 1993 to 2002 and has been on the WMU faculty since 1984.

         Timothy J. O'Donovan (age 59) has been a director of Spartan Stores since 2003. He has been the Chief Executive Officer and President of Wolverine World Wide, Inc., a footwear company whose common stock is listed on the New York Stock Exchange, since April 2000, and a director of Wolverine since 1993. From 1996 to April 2000, Mr. O'Donovan was the Chief Operating Officer and President of Wolverine. Before 1996, Mr. O'Donovan was Executive Vice President of Wolverine.

Directors With Terms Expiring in 2005

         Elizabeth A. Nickels (age 42). Ms. Nickels has been a director of Spartan Stores since 2000. Since February 2000, she has served as Executive Vice President and Chief Financial Officer of Herman Miller, Inc., an office furniture manufacturing company whose stock is traded on The Nasdaq Stock Market.

From 1993 to February 2000, she was Vice President and Chief Financial Officer of Universal Forest Products, Inc., a wood products manufacturer whose stock is traded on The Nasdaq Stock Market. Ms. Nickels is a certified public accountant.

         Kenneth T. Stevens (age 52). Mr. Stevens has been a director of Spartan Stores since 2002. Since March 2004, Mr. Stevens has served as Chief Executive Officer of Express, a retail clothing division of Limited Brands, Inc., a clothing retailer whose stock is traded on the New York Stock Exchange. From February 2003 to March 2004, he served as President of Bath & Body Works, also a division of Limited Brands, Inc. From February 2002 to January 2003, he served as the Chief Operating Officer of Bath & Body Works. From December 2000 to November 2001, he served as President and Chief Operating Officer of inChord Communications Inc., a group of communication companies that provide customized marketing solutions. From April 1996 to November 2000, he served as Chairman and Chief Executive Officer of Bank One Retail Group. From 1992 to 1993, Mr. Stevens was the treasurer of PepsiCo, a diversified food and beverage company whose stock is traded on the New York Stock Exchange. From 1995 to 1998, he served on the audit committee of the board of directors of La Quinta Corp., a lodging company whose stock is traded on the New York Stock Exchange.

         James F. Wright (age 54). Mr. Wright has been a director of Spartan Stores since 2002. He has served as President and Chief Operating Officer of Tractor Supply Company, a farm equipment and supply retailer whose stock is listed on The Nasdaq Stock Market, since November 2000. He is also a director of Tractor Supply Company. From 1997 to 2000, he served as President and Chief Executive Officer of Tire Kingdom, a chain of retail tire stores headquartered in West Palm Beach, Florida.

Board and Committee Meetings

         Spartan Stores' board of directors held seven meetings during the fiscal year ended March 27, 2004, which we refer to as "fiscal 2004." In fiscal 2004, each director attended at least 75% of the total of all meetings of the board of directors and the committees on which he or she served. The Board is scheduled to meet at least quarterly and may meet more frequently. Independent directors meet in executive sessions, without the presence of management, at each regularly scheduled board meeting.

         All directors are expected to attend each annual meeting of shareholders unless compelling personal circumstances prevent attendance. Spartan Stores' 2003 Annual Meeting of Shareholders was attended by nine directors.

Board Committees

         Spartan Stores' board has four standing committees:

•	the executive committee;

•	the audit committee;

•	the compensation committee; and

•	the nominating and corporate governance committee

         Executive Committee. The executive committee has the full power and authority of the board to manage the business affairs and property of Spartan Stores between meetings of the full board. The executive committee can declare distributions and dividends and authorize the issuance of stock. The executive committee has authority to recommend to the board a successor to the Chief Executive Officer when a vacancy occurs.

         The executive committee consists of Spartan Stores' Chairman of the Board, Mr. Sturken, and the chairpersons of the other board committees, Ms. Nickels, Mr. Wright and Mr. Josefowicz. Mr. Sturken is the chairperson of the executive committee. The executive committee met one time during fiscal 2004.

          Audit Committee. The audit committee:

•	monitors the integrity of the financial statements of Spartan Stores;

•	monitors compliance by Spartan Stores with legal and regulatory requirements;

•	monitors the independence and performance of Spartan Stores' auditors, including that the independent auditors are ultimately responsible to the board of directors and the audit committee;

•	monitors the performance of Spartan Stores' internal audit function;

•	monitors Spartan Stores' system of disclosure controls and procedures and internal controls over financial reporting;

•	selects and oversees the independent auditors;

•	determines the compensation and terms of engagement of the independent auditors;

•	approves all audit and permissible non-audit services provided by the independent auditors;

•	reviews the results of audits by the independent auditors;

•	consults with the internal auditor and independent auditors regarding the adequacy of internal controls and procedures;

•	establishes procedures for the receipt, retention and treatment of complaints received by Spartan Stores regarding accounting, internal accounting controls and auditing matters;

•	evaluates and approves all related party transactions;

•	maintains the Code of Ethics and Business Conduct applicable to Spartan Stores' senior financial officers; and

•	reviews the annual financial statements and any disputes between management and the independent auditors.

         See "Independent Auditors-Audit Committee Approval Policies" on page 25 for a discussion of the audit committee's procedures for approving services to be provided by the independent auditors to Spartan Stores and its subsidiaries.

         Ms. Nickels, Dr. Gambino, Ms. Atkins and Mr. Stevens currently serve on the audit committee. Ms. Nickels is the chair of the audit committee. The audit committee met ten times during fiscal 2004.

          In 2004, the board of directors amended the written charter of the audit committee. A copy of the amended charter is attached as Appendix A to this proxy statement.

          The board of directors has determined that M. Shân Atkins, Elizabeth A. Nickels and Kenneth T. Stevens are audit committee financial experts, as that term is defined in Item 401(h)(2) of Securities and Exchange Commission Regulation S-K. Under SEC regulations, a person who is determined to be an audit committee financial expert will not be deemed an expert for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933, as a result of being designated or identified as an audit committee financial expert, and the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification or affect the duties, obligations or liability of any other member of the audit committee or board of directors.

          The board has determined that each member of the audit committee is independent, as that term is defined in Rule 4200(a)(15) and Rule 4350(d)(2)(A) of the National Association of Securities Dealers ("NASD").

         Compensation Committee. The compensation committee:

•	determines our compensation philosophy;

•	administers our stock option, bonus and purchase plans;

•

in conjunction with the nominating and corporate governance committee, evaluates the performance of the Chief Executive Officer, and recommends to the board of directors the compensation of the Chief Executive Officer;

•	with input from the Chief Executive Officer, recommends to the board of directors the annual incentives, stock options and other benefits of other corporate officers;

•	authorizes the issuance of stock and stock options pursuant to our 2001 Stock Incentive Plan; and

•	reviews policies regarding the operation of our executive compensation programs.

          Messrs. Wright, Josefowicz and O'Donovan currently serve on the compensation committee. Mr. Wright is the chair of the compensation committee. The compensation committee met five times during fiscal 2004.

         The board has determined that each member of the compensation committee is independent, as that term is defined in Rule 4200(a)(15) of the NASD.

         Nominating and Corporate Governance Committee. The nominating and corporate governance committee:

•	identifies potential nominees for election as directors, reviews their qualifications and recommends to the board qualified candidates;

•	recommends to the board of directors the individuals to be selected for membership on the various board committees;

•	establishes standards for membership on the board and any committee of the board;

•	develops and monitors our Corporate Governance Policy;

•	monitors and evaluates the performance of directors;

•	assists the compensation committee with the evaluation of the performance of the Chief Executive Officer; and

•	reviews and oversees all other material aspects of the board of directors' governance of itself and Spartan Stores.

         A copy of the nominating and corporate governance committee charter is attached as Appendix B to this proxy statement.

         In 2004, the board of directors adopted our Corporate Governance Policy. The formal requirements pertaining to Spartan Stores' corporate governance structure are set forth in our Articles of Incorporation, Bylaws and board committee charters, as amended from time to time. The board adopted the Corporate Governance Policy to assist the board in exercising its responsibilities and includes, among other things, guidelines regarding:

•	board size and criteria;

•	director independence;

•	term limits and retirement of directors;

•	evaluation and compensation of the board and executive officers;

•	directors' access to management and outside advisors;

•	strategic planning; and

•	succession planning

A copy of our Corporate Governance Policy can be found on our website at www.spartanstores.com.

         Messrs. Josefowicz, O'Donovan, Stevens and Wright, Mses. Atkins and Nickels and Dr. Gambino currently serve on the nominating and corporate governance committee. Mr. Josefowicz is the chair of the committee. The nominating and corporate governance committee met one time during fiscal 2004. Under the Corporate Governance Policy, so long as the chair of the board is also the chief executive officer of Spartan Stores, the chair of the Nominating and Corporate Governance Committee will act as the principal liaison between the independent directors and the board chair, and will advise the chair as to the quality, quantity and timeliness of the flow of information from management. In addition, the chair of the Nominating and Corporate Governance Committee will coordinate, develop the agenda for and chair the meetings of the directors in executive session.

         The board has determined that each member of the nominating and corporate governance committee is "independent" as that term is defined in Rule 4200(a)(15) of the NASD.

Shareholder Nominations of Director Candidates

         Under our restated articles of incorporation, a shareholder of record may nominate a person for election as a director at a meeting of shareholders at which directors will be elected if, and only if, the shareholder has delivered timely notice to the Secretary of Spartan Stores setting forth:

•	the name, age, business address and residence address of each proposed nominee;

•	the principal occupation or employment of each nominee;

•	the number of shares of Spartan Stores stock that each nominee beneficially owns;

•	a statement that each nominee is willing to be nominated; and

•	any other information concerning each nominee that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of those nominees.

         The nominating and corporate governance committee will consider every nominee proposed by a shareholder that is received in a timely manner in accordance with these procedures and report each such nomination, along with the nominating and corporate governance committee's recommendations, to the full board of directors.

         To be timely, a shareholder's notice must be delivered to or mailed and received at Spartan Stores' principal executive offices (1) at least 120 days before the date of notice of the meeting in the case of an annual meeting of shareholders or (2) not more than seven days following the date of notice of the meeting in the case of a special meeting of shareholders. Any nomination that does not comply with these procedures will be void.

         The nominating and corporate governance committee may also, in its discretion, consider shareholders' informal recommendations of possible nominees. Shareholders may send such informal recommendations to the committee by directing them in care of the Secretary of the Company at the address that appears on the first page of this proxy statement.

Nominee Qualifications and the Nominations Process

         The board of directors believes that Spartan Stores and its shareholders are best served by having a board of directors that brings a diversity of education, experience, skills, and perspective to board meetings. Accordingly, there are no specific or minimum qualifications or criteria for nomination for election or appointment to the board of directors. The nominating and corporate governance committee identifies and evaluates nominees for director on a case-by-case basis and has no written procedures for doing so. There is no material difference in the manner in which the nominating and corporate governance committee evaluates nominees for director that were recommended by a shareholder.

Shareholder Communications with Directors

         In 2004, the board of directors approved a Shareholder CommunicationPolicy. Pursuant to the policy, shareholders who wish to send communications to Spartan Stores' board of directors may do so by sending them in care of the Secretary of the Company at the address that appears on the first page of this proxy statement. Such communications may be addressed either to specified individual directors or the entire board. The Secretary has the discretion to screen and not forward to directors communications which the Secretary determines in his or her discretion are communications unrelated to the business or governance of Spartan Stores and its subsidiaries, commercial solicitations, offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all shareholder communications which are not forwarded and such communications will be available to any director. A copy of our Shareholder Communication Policy can be found on our website at www.spartanstores.com.

Compensation of Directors

         Each non-executive director receives a base compensation of $25,000 per year and $1,000 for attendance at each meeting of a board committee (or $500 if attending the committee meeting by telephone conference). Non-executive directors also are reimbursed for travel and lodging expenses for meetings attended.

         In 2004, the board of directors added an equity component to the directors' compensation in the form of annual restricted stock grants in the amount of $20,000. On February 11, 2004, each non-executive director was issued 4,057 shares of restricted stock pursuant to the Spartan Stores, Inc. 2001 Stock Incentive Plan, which vest over a period of three years, subject to certain limitations and acceleration of vesting upon retirement. The fair market value of the restricted shares issued to each director was $19,960.44, based upon a closing price per share of $4.92 on February 11, 2004.

         On January 1, 2004, the board of directors established the Spartan Stores, Inc. Supplemental Savings Plan for Directors. The purpose of this plan is to provide directors who participate in the plan with the opportunity to defer a portion of their director fees until a subsequent date. A director may defer up to 100% of his or her director fees under this plan. The plan provides participants with various investment alternatives, including Spartan Stores' stock. The investments are only hypothetical investments, also referred to as phantom investments. The investment results for a participant are determined as if the director fees had actually been invested in the selected investment fund during the relevant time period.

Ownership of Spartan Stores Stock

Five Percent Shareholders

         To our knowledge, no entity or any "group" (as that term is used in Section 13 of the Securities Exchange Act) was the beneficial owner of 5% or more of Spartan Stores' outstanding shares of common stock as of June 23, 2004.

Security Ownership of Management

         The following table sets forth the number of shares of Spartan Stores common stock that each of our directors and nominees for director, each executive officer named in the Summary Compensation Table below and all directors, nominees for director and executive officers of Spartan Stores as a group are deemed to have beneficially owned as of June 23, 2004:

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power(2)	Shared Voting or Dispositive Power(3)	Total Beneficial Ownership(2)	Percent of Class(4)

M. Shân Atkins	7,557	--	7,557	*
Dennis Eidson	37,753	--	37,753	*
Mark C. Eriks	90,782	--	90,782	*
Frank M. Gambino, Ed.D.	4,057	--	4,057	*
Gregory P. Josefowicz	4,057	3,720	7,777	*
Elizabeth A. Nickels	10,356	--	10,356	*
Timothy J. O'Donovan	4,057	5,000	9,057	*
John M. Sommavilla	152,847	--	152,847	*
David M. Staples	152,302	--	152,302	*
Kenneth T. Stevens	5,716	--	5,716	*
Craig C. Sturken	152,685	--	152,685	*
James F. Wright	6,675	--	6,675	*
All directors, nominees and executive officers as a group (12 persons)	628,844	8,720	637,564	3.1%

*Less than 1%.

(1)

The number of shares stated is based on information provided by each person listed and includes shares personally owned by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

(2)

These numbers include shares held directly and shares subject to options that are currently exercisable or that will be exercisable within 60 days after June 23, 2004. Each listed person having such stock options, along with the number of shares subject to such options, is shown in the chart below:

Dennis Eidson	5,000
Mark C. Eriks	50,000
John M. Sommavilla	115,085
David M. Staples	118,835
Craig C. Sturken	37,500
All directors, nominees and executive officers as a group	326,420

(3)

These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of relationship.

(4)

The percentages set forth in this column were calculated on the basis of 20,444,812 shares of common stock outstanding as of June 23, 2004, plus shares of common stock subject to options held by the applicable listed person or persons that are currently exercisable or that will be exercisable within 60 days after June 23, 2004. Shares subject to such options are considered to be outstanding for purposes of this table. The number of shares subject to such options for each listed person that has such options is set forth in footnote (2) above.

Spartan Stores' Executive Officers

         Spartan Stores' executive officers are appointed annually by, and serve at the pleasure of, the board or the Chief Executive Officer.

         The following sets forth biographical information as of June 30, 2004, concerning Spartan Stores' executive officers who are not directors of Spartan Stores:

         Theodore C. Adornato (age 50). Executive Vice President Retail Operations since 2003. Mr. Adornato served as Regional Vice President of Tops Markets, L.L.C., Eastern Region, a subsidiary of Royal Ahold, from 1998 to 2003. Previously, Mr. Adornato held various management positions with Tops Markets and Acme Markets, Inc.

         Dennis Eidson (age 50). Executive Vice President Merchandising and Marketing since 2003. Mr. Eidson served as the Divisional President and Chief Executive Officer of A&P's Midwest region from October 2000 to July 2002, as the Executive Vice President Sales and Merchandising of A&P's Midwest region from March 2000 to October 2000, and as the Vice President of Merchandising of A&P's Farmer Jack division from June 1997 to March 2000.

         Mark C. Eriks (age 47). Mr. Eriks was appointed as our Executive Vice President Support Services in September 2003. From January 2001 to September 2003, Mr. Eriks was our Vice President Human Resources. From June 1999 to January 2001, he was a member of Miller, Johnson, Snell & Cummiskey, P.L.C., a law firm in Grand Rapids, Michigan. From March 1989 to May 1999, he was employed by Waste Management, Inc., a waste disposal company whose stock is traded on the New York Stock Exchange, where he held the position of Vice President of Human Resources.

         David M. Staples (age 41). Executive Vice President since November 2000 and Chief Financial Officer since January 2000. Mr. Staples also served as Vice President Finance from January 2000 to November 2000. Mr. Staples oversees information technology, real estate and finance. From December 1998 to January 2000, Mr. Staples served as Divisional Vice President Strategic Planning and Reporting of Kmart Corporation and from June 1997 to December 1998 he served as Divisional Vice President Accounting Operations. While at Kmart, Mr. Staples was responsible for overseeing all corporate accounting and reporting functions, as well as working on various special projects in systems implementation, process improvement and divestitures. Mr. Staples' was also responsible for planning and analysis, budgeting, reporting and corporate accounting. He is a certified public accountant.

Executive Compensation

         The following table shows certain information concerning the compensation earned during each of the three fiscal years in the period ended March 27, 2004 by the Chief Executive Officer and each of Spartan Stores' four most highly compensated executive officers who served in positions other than Chief Executive Officer at the end of fiscal 2004 (together with the CEO, the "named executive officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation

Name and Principal Position	Year(1)	Salary	Bonus(2)	Restricted Stock Awards(3)	Securities Underlying Options	All Other Compensation(4)

Craig C. Sturken(5) Chairman, President and Chief Executive Officer	2004 2003	$520,462 40,000	$232,960 139,301	$0 119,500	0 150,000	$6,157 0

David M. Staples Executive Vice President and Chief Financial Officer	2004 2003 2002	301,362 289,900 288,760	125,000 0 0	0 21,500 0	50,000 35,000 50,000	8,158 13,046 10,974

John M. Sommavilla(6) Executive Vice President Supply Chain	2004 2003 2002	257,104 245,180 244,400	125,000 0 0	0 21,500 0	35,000 35,000 50,000	10,032 11,034 10,974

Dennis Eidson(7) Executive Vice President Merchandising and Marketing	2004 2003	250,462 9,615	125,000 0	0 25,000	0 20,000	3,771 0

Mark C. Eriks Executive Vice President Support Services	2004 2003 2002	201,522 190,060 189,286	125,000 0 0	0 21,500 0	25,000 25,000 25,000	7,942 8,553 7,789

(1)

Spartan Stores' fiscal year ends on the last Saturday of March. Accordingly, "2004" refers to the fiscal year that ended on March 27, 2004, "2003" refers to the fiscal year that ended on March 29, 2003 and "2002" refers to the fiscal year that ended on March 30, 2002. All fiscal years were 52-week years.

(2)

The amounts listed in this column reflect cash bonuses accrued in fiscal 2004 for payment in the following year pursuant to Spartan Stores' Annual Incentive Plan. The compensation committee of the board of directors determined that the criteria established by the board of directors for granting the cash bonuses were satisfied, including Spartan Stores achieving targeted improvements in EBITDA.

(3)

The values of restricted stock awards reported in this column are calculated using the closing market price of common stock on the date of grant. As of the end of fiscal 2004, all five of the named executive officers held shares of restricted stock. These shares will remain subject to restrictions in accordance with the Spartan Stores, Inc. 2001 Stock Incentive Plan and the terms of the grant until March 25, 2006. Dividends are paid on shares of restricted stock at the same rate dividends are paid on common stock. The number of shares of restricted stock held by these five named executive officers and the aggregate value of those shares at the end of fiscal 2004 (based on the closing price of common stock on March 26, 2004, which was

$4.72 per share), without giving effect to the diminution of value attributable to the restrictions on the stock, are set forth below:

	Number of Shares	Aggregate Value

Craig C. Sturken	50,000	$236,000
David M. Staples	10,000	47,200
John M. Sommavilla	10,000	47,200
Dennis Eidson	10,000	47,200
Mark C. Eriks	10,000	47,200

(4)

The compensation listed in this column for fiscal 2004 consists of: (a) amounts paid by Spartan Stores for term life insurance, (b) Spartan Stores' matching contributions under its Savings Plus Plan and (c) Spartan Stores' matching contributions under its Supplemental Executive Savings Plan. The amounts included for each such factor for fiscal 2004 are:

	(a)	(b)	(c)

Mr. Sturken	$252	$5,905	$0
Mr. Staples	252	7,906	0
Mr. Sommavilla	252	7,409	2,371
Mr. Eidson	252	3,519	0
Mr. Eriks	252	7,690	0

(5)

Mr. Sturken joined Spartan Stores in March 2003. Accordingly, the amount listed as his salary for fiscal 2003 represents only approximately one month of compensation. The stock option and restricted stock grants represent incentive compensation granted to Mr. Sturken for joining Spartan Stores.

(6)	Mr. Sommavilla resigned from Spartan Stores in June 2004.

(7)

Mr. Eidson joined Spartan Stores in March 2003. Accordingly, the amount listed as his salary for fiscal 2003 represents only approximately one month of compensation. The stock option and restricted stock grants represent incentive compensation granted to Mr. Eidson for joining Spartan Stores.

          The following tables set forth information concerning stock options granted under our stock option plans during fiscal 2004 to the named executive officers and the unexercised options held by them as of the end of fiscal 2004.

OPTION GRANTS IN LAST FISCAL YEAR (1)

	Individual Grants
	Number of Securities Underlying	Percent of Total Options Granted to Employees	Exercise		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Options Granted	in Fiscal Year	Price Per Share	Expiration Date	0%	5%	10%

Craig C. Sturken	0	0.0%	n/a	n/a	n/a	n/a	n/a
David M. Staples	50,000	13.1	2.29	5/7/2013	$0	$72,000	$182,500
John M. Sommavilla	35,000	9.2	2.29	5/7/2013	0	50,400	127,750
Dennis Eidson	0	0.0	n/a	n/a	n/a	n/a	n/a
Mark C. Eriks	25,000	6.6	2.29	5/7/2013	0	36,000	91,250

(1)

The exercise price per share equals the average of the high and low sales price of Spartan Stores common stock on Nasdaq on the most recent trading day before the option grant. These options are exercisable in four equal yearly increments. In other words, one-fourth of the option becomes exercisable on the first anniversary of the grant date, the second one-fourth becomes exercisable on the second anniversary of the grant date, the third one-fourth becomes exercisable in the third anniversary of the grant date and the final one-fourth becomes exercisable on the fourth anniversary of the grant date. Generally speaking, options will also vest upon a change in control of Spartan Stores. All options were granted for a term of 10 years. Options terminate, subject to limited exercise provisions, in the event of death, retirement or other termination of employment. The exercise price of the options may be paid in cash or by delivering shares of Spartan Stores common stock that the option holder has owned for at least six months.

FISCAL YEAR-END OPTION VALUES(1)

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Craig C. Sturken	37,500	112,500	$87,375	$262,125
David M. Staples	85,086	101,250	--	121,500
John M. Sommavilla	85,086	86,250	--	85,050
Dennis Eidson	5,000	15,000	11,425	34,275
Mark C. Eriks	31,250	56,250	--	60,750

(1)	None of the persons listed above exercised any options during fiscal 2004.

(2)	Based on the closing price of Spartan Stores common stock on Nasdaq on March 26, 2004, the market value of Spartan Stores common stock at fiscal year-end was $4.72 per share.

          The following table provides information about Spartan Stores' equity compensation plans regarding the number of securities to be issued under these plans, the weighted-average exercise prices of options outstanding under these plans and the number of securities available for future issuance as of the end of fiscal 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,256,800	$ 9.23	1,523,374

Equity compensation plans not approved by security holders	0	Not applicable	0

Total	1,256,800	$ 9.23	1,523,374

(1)  Consists of the Spartan Stores, Inc. 1991 Stock Option Plan, the Spartan Stores, Inc. 2001 Stock Incentive Plan, the Spartan Stores, Inc. 2001 Stock Bonus Plan and the Spartan Stores, Inc. 2001 Associate Stock Purchase Plan. Stock options may no longer be issued under the 1991 Stock Option Plan. The numbers of shares reflected in column (c) in the table above with respect to the 2001 Stock Incentive Plan (723,197 shares), the 2001 Stock Bonus Plan (300,000 shares) and the 2001 Associate Stock Purchase Plan (500,177 shares) represent shares that may be issued other than upon the exercise of an option, warrant or right. Each plan listed above contains customary anti-dilution provisions that are applicable in the event of a stock split or certain other changes in Spartan Stores' capitalization.

         On March 3, 2003, Mr. Sturken, our Chairman, President and CEO, entered into an employment agreement with Spartan Stores. Under the employment agreement, Spartan Stores provides Mr. Sturken with an annual base salary, which may be revised annually, an annual bonus determined by the compensation committee of the board of directors (not to exceed 80% of his annual base salary), and other fringe benefits. For the fiscal year ending March 26, 2005, the compensation committee approved an annual bonus targeted at 80% of his annual base salary.

         The employment agreement provides that Mr. Sturken's employment may be terminated upon Mr. Sturken's death or disability, by Spartan Stores at will, by Mr. Sturken at his option upon 30 days' written notice to Spartan Stores, for cause (as defined in the employment agreement) or upon certain other events. Upon termination by Spartan Stores for any reason other than for cause or Mr. Sturken's death or disability, or upon termination by Mr. Sturken for good reason (as defined in the employment agreement), Mr. Sturken will receive his current salary for one year after the date of severance, company-paid COBRA health care continuation and up to $10,000 in outplacement assistance. To be eligible for severance pay under the employment agreement, Mr. Sturken must meet certain conditions, including execution of a release of certain employment-related claims and compliance with the post-employment confidentiality and non-competition provisions of the employment agreement. If Mr. Sturken voluntarily terminates his employment or is terminated by Spartan Stores for cause or because Spartan Stores determines he is unable to perform his duties, the board of directors or a committee of the board may rescind and terminate any stock options, restricted stock or stock awards previously granted to Mr. Sturken within 90 days preceding his termination.

         Each of Spartan Stores' other executive officers has entered into an employment agreement with Spartan Stores providing that if the officer's employment is terminated by Spartan Stores other than due to death, disability or cause (as defined in the employment agreement), or if the employment is terminated by the officer for good reason (as defined in the employment agreement), Spartan Stores will continue the officer's salary for one year, provide one year of company-paid COBRA healthcare continuation coverage and provide up to $10,000 of outplacement assistance. To be eligible for these severance payments, the officer must meet certain conditions, including a release of certain employment-related claims and compliance with the post-employment confidentiality and non-competition provisions of the employment agreement.

         Each of Spartan Stores' executive officers has also entered into an executive severance agreement with Spartan Stores. Under these agreements, if the officer's employment with Spartan Stores terminates during a defined period (36 months for Mr. Sturken, 24 months for Executive Vice-Presidents, and 18 months for certain other officers) after a change in control (as described below) of Spartan Stores, then the officer will receive payment of (1) the officer's unpaid base salary through the date of termination; (2) any earned or payable benefit awards and bonus payments pursuant to any plans; (3) the officer's target bonus under Spartan Stores' Annual Incentive Plan pro rated for the time the officer was employed in the fiscal year of termination; (4) the amount of salary and estimated bonus that would have been payable to the officer had his or her employment continued for an additional 36 months for the CEO, 24 months for Executive Vice-Presidents or 18 months for other covered officers; (5) continuation for the same period of the officer's health, dental, prescription drug and life insurance coverage and financial and tax planning benefits; and (6) certain outplacement services.

         Each officer will also receive the additional amount he or she would have been eligible to receive under the SERP had he or she been fully vested under those plans and had his or her employment continued for an additional 36 months for the CEO, 24 months for Executive Vice-Presidents or 18 months for other covered officers. With certain exceptions, these payments will not be made if the officer's employment is terminated by Spartan Stores for cause, by the officer other than with notice and for good reason or as a result of the officer's death, disability or retirement (each, a "nonqualifying termination").

         Under Mr. Sturken's executive severance agreement, if his employment terminates at any time and for any reason other than a nonqualifying termination less than three years after a change in control, he will receive the difference between: (1) the amount he was entitled to receive under the SERP and the Pension Plan on the date of termination (assuming the election of lump sum payment options under those plans); and (2) the amount he would have been entitled to receive under the SERP and the Pension Plan, assuming he was fully vested under the Pension Plan and he had continued employment for 36 months following the month in which the date he was terminated.

         The executive severance agreements further provide that upon a change in control, all of the officer's unvested stock options will vest and all restrictions on ownership of stock previously issued to the officer will lapse. Each agreement also provides "gross up" payments if the payments under the agreement cause excise taxes under the Internal Revenue Code to be payable by the officer. With some exceptions, Spartan Stores also will maintain in full force and effect for the benefit of the officer and his or her spouse and covered dependents all employee benefit plans, programs and arrangements that the officer and his or her spouse and covered dependents were entitled to participate in immediately before the date of termination until the earlier of the end of the termination period or, as to any particular benefit, the date upon which the officer receives a substantially equal benefit from a new employer.

         The term "change in control" is defined in the executive severance agreements generally as (1) the acquisition by any person or group of 20% or more of the outstanding common stock or voting power of Spartan Stores, (2) the majority of the board being comprised of persons other than the current members of the board or their successors whose nominations were approved by at least two-thirds of the board or (3) the approval by the shareholders of certain mergers, reorganizations, plans of dissolution or sales of substantially all of Spartan Stores' assets.

         Effective as of April 1, 1998, the benefit formula of Spartan Stores' Pension Plan was redesigned to utilize a cash balance formula. Under this formula, principal credits are added annually to a participant's "account." There are two types of principal credits: basic credits and transition credits. The basic credit equals a percentage of the participant's compensation based upon a participant's years of vested service at the beginning of each calendar year in accordance with the following table:

Years of Vested Service as of January 1	Percentage of Participant's Compensation

0 - 5	4%
6 - 10	5
11 - 15	6
16 - 20	7
21 - 25	8
26 or more	9

         In addition to the basic credit, a participant may be eligible to receive a transition credit equal to a percentage of the participant's compensation based upon the participant's age on the first day of the calendar year as follows:

Participant's Age as of January 1	Percentage of Participant's Compensation

Under 35	0%
35 - 39	2
40 - 44	4
45 - 49	6
50 - 54	8
55 and over	10

         Transition credits are available for the 1998 through 2007 calendar years. However, if a participant had fewer than ten years of benefit service as of December 31, 1997, the participant is eligible for transition credits only for the number of calendar years equal to the participant's complete years of benefit service as of December 31, 1997. By way of illustration, if a participant had five years of benefit service as of December 31, 1997, she only would be entitled to five years of transition credits, provided she was or will be age 35 or older during the 1998 and 2007 calendar years.

         Effective as of January 1, 2002, a new benefit formula was added for eligible management/administration employees of Spartan Stores, Inc. and certain direct and indirect wholly owned subsidiaries of Spartan Stores. For this group of participants, the basic credit (which equals a percentage of the participant's compensation based upon the participant's years of vested service at the beginning of each calendar year) is determined in accordance with the following table:

Years of Vested Service as of January 1	Percentage of Participant's Compensation

0-5	2.5%
6-15	3
16-25	4
26 or more	5

         As of April 1, 2003, the Pension Plan was amended to suspend the accrual of principal credits. As a result, no principal credits (basic and transition credits) will be added to a participant's account balance for the period beginning April 1, 2003 and ending March 31,

2004, and compensation earned by a participant during this period will be disregarded for Pension Plan purposes.

         In addition to the principal credits, interest credits are also added annually to a participant's "account" based upon the participant's account balance as of the last day of the immediately preceding calendar year. The interest rate used for this purpose was the average of 30-year Treasury constant maturities yields over the 12 months ending in November of the prior calendar year. As a result of the U.S. Department of Treasury suspension of the issuance of 30-year bonds, as of February 1, 2002, the Pension Plan uses the applicable interest rate determined based upon guidance published in the Internal Revenue Bulletin for this purpose.

         Upon termination of employment, a participant will be entitled to his or her vested accrued benefit, which can be distributed either in a monthly annuity or in a lump sum. If distributed in a lump sum, the participant's benefit generally will be equal to the participant's account balance. For persons who were participants before April 1, 1998, the Pension Plan provides that the retirement benefit will not be less than the benefit accrued as of March 31, 1998.

         Effective as of January 1, 2003, PFM Management, LLC changed its name to Spartan Stores Associates, LLC. Also as of January 1, 2003, other than certain officers of Spartan Stores, all associates who were previously employed by Spartan Stores or one of its direct or indirect wholly owned subsidiaries became employed by Spartan Stores Associates, LLC. As a result, effective as of January 1, 2003, in addition to Spartan Stores, Inc. the only other participating employer in the Pension Plan is Spartan Stores Associates, LLC. This change was not intended to affect an associate's participation in the Pension Plan. Therefore, only associates of Spartan Stores, Inc. or Spartan Stores Associates, LLC who are classified as management/administration or retail management continue to be eligible to participate. Further, the special rules regarding the determination of a participant's years of vested and benefit service and the applicable basic credit schedule will continue to be determined in accordance with the participant's employer, job classification and date of hire on the date the applicable plan provision became effective.

         Spartan Stores also maintains the SERP, which provides nonqualified deferred compensation benefits to Spartan Stores' officers. The purpose of the SERP is to provide officers with the benefits that they are otherwise denied under the Pension Plan due to the annual dollar limit on compensation and other limitations of the Internal Revenue Code, which are referred to collectively as the "statutory limits." Accordingly, each officer's benefit under the SERP is equal to the officer's benefit that would have accrued under the Pension Plan but for the operation of the statutory limits, minus the accrued benefit actually payable to the officer under the Pension Plan calculated in accordance with the statutory limits.

         Benefits under the SERP are paid from Spartan Stores' general assets. There is no separate trust that has been established to fund benefits. As of March 27, 2004, the estimated total benefits payable under the Pension Plan and the SERP upon retirement at normal retirement age (age 65) for Messrs. Sturken, Staples, Sommavilla, Eidson and Eriks are expected to be approximately $140,000, $2,120,000, $2,260,000, $300,000 and $710,000, respectively.

Certain Relationships and Related Transactions

          It is the responsibility of Spartan Stores' management to conduct an appropriate review of all related party transactions for potential conflicts of interest situations on an ongoing basis. Pursuant to Rule 4350(h) of the NASD and in accordance with the audit committee charter, the audit committee must evaluate and approve any related party transactions. For any transaction in which a director has an interest, Spartan Stores' general policy and practice is that the director may proceed with the transaction only if the material facts of the transaction and the director's interest in the transaction have been disclosed to the audit committee of the board, the audit committee determines that the transaction is fair to Spartan Stores and the transaction is approved by the audit committee. Each such transaction is made on terms no less favorable to Spartan Stores than those offered generally to entities that are not affiliated with any director.

Compensation Committee Report on Executive Compensation

         The compensation committee of the board of directors is comprised entirely of independent directors. The compensation committee provides assistance to the board of directors in fulfilling the board's responsibility to shareholders and the investment community relating to Spartan Stores' compensation and benefit programs and policies. Included among these responsibilities is establishing Spartan Stores' compensation philosophy and administering the compensation programs for Spartan Stores' officers and other key associates. In doing so, the compensation committee's objective is to ensure that Spartan Stores' compensation programs are competitive and closely related to both individual and corporate performance. The compensation committee periodically engages independent compensation consultants to assist in designing these plans, assessing the effectiveness of the overall program and keeping overall compensation competitive with that of the relevant peer group.

Compensation Philosophy

         Spartan Stores' executive compensation program is designed to:

•	enable Spartan Stores to attract, retain and motivate key executives who are critical for current and long-term success;

•	support Spartan Stores' long-range business strategy;

•	establish a clear linkage between individual performance objectives and corporate or business unit financial performance objectives; and

•	align executive compensation with shareholder interests by linking long-term incentives to increasing shareholder value.

         In order to maintain a competitive total compensation program, Spartan Stores compares itself with a similar-sized peer group in the wholesale/retail grocery business. In some cases, Spartan Stores analyzes competitive practices in general industry for those positions that may be occupied by officers recruited from non-wholesale/retail grocery businesses.

Components of Executive Compensation

         Spartan Stores' executive compensation program is comprised of three components: base pay, annual incentives and long-term incentives. Spartan Stores does not make loans or extend credit to its directors or executive officers. None of Spartan Stores' directors or executive officers was indebted to the company in fiscal 2004.

         Base Pay

         The base pay of officers is based on the following factors: individual performance; level of responsibility and organizational contribution; level of experience; internal equity; and market competitiveness.

         The compensation committee, in coordination with the nominating and corporate governance committee, recommends to the board of directors the compensation of Spartan Stores' Chief Executive Officer. See "Compensation of the Chief Executive Officer" below. The Chief Executive Officer, who is currently a board member, does not participate in the board's deliberations concerning his compensation. With input from the Chief

Executive Officer, the compensation committee also recommends to the full board the base salaries, annual incentives, long-term incentives and other benefits of other corporate officers.

         Annual Incentives

         Spartan Stores' Annual Incentive Plan provides annual incentive compensation for participants who are in a position to make substantial contributions toward achievement of goals established pursuant to the plan. The objectives of the Annual Incentive Plan are to:

•	motivate participants to achieve Spartan Stores' annual financial and business objectives;

•	allow participants to share appropriately in Spartan Stores' financial success;

•	provide a competitive incentive compensation opportunity;

•	create a linkage between participant contribution and Spartan Stores' business and financial objectives; and

•	assist in the attraction, retention and motivation of associates.

         In fiscal 2004, the annual incentive opportunity for Mr. Sturken was based entirely upon Spartan Stores' performance relative to specific, measurable financial goals. For fiscal 2004, this performance was based on the degree to which Spartan Stores achieved its targeted improvement in EBITDA. For all other participants, the plan had two components: (1) attaining pre-determined corporate and/or business unit financial goals; and (2) achieving specific, individual performance improvement goals that were directly linked to the company's financial goals and business strategy. The percentage of the incentive opportunity allocated between these two components varies depending on the participant's level in the organization. For fiscal 2004, the corporate and/or business unit financial goals could be achieved independently of the individual performance improvement goals. Assuming these goals are achieved, the participant was eligible to receive a specified percentage of his or her annual base salary as an incentive payout under the Annual Incentive Plan.

         Long-Term Incentives

         Spartan Stores' long-term incentives are designed to align executive compensation with shareholder interests, encourage stock ownership by officers and reward superior long-term financial performance. These objectives are implemented through Spartan Stores' 2001 Stock Incentive Plan.

         Stock options are intended to align officers' and other key associates' interests with shareholders by giving them the opportunity to purchase shares of common stock. Stock options become valuable only if the stock price appreciates after the award. Option grants vest in four equal yearly installments, and expire ten years after the grant date.

         From time to time, Spartan Stores also awards restricted stock as part of equity compensation. These awards typically are made to encourage the achievement of targeted financial goals, to attract and retain key executives and to recognize extraordinary performance.

Stock Ownership Guidelines

         The board of directors has established stock ownership guidelines for corporate officers. These guidelines are designed to ensure that officers face the same downside risk-and upside potential-that shareholders experience.

         Under these guidelines, Executive Vice Presidents and the Chief Executive Officer are expected to achieve and maintain a level of stock ownership equal to two times the Executive's annual base salary. For purposes of measuring the level of stock ownership, shares will be valued at the current market value, or the Executive's cost basis, whichever is higher. Shares that are subject to stock options are not counted for purposes of determining stock ownership. Until such level of ownership is achieved, and thereafter as necessary to maintain the expected level of ownership, such Executives are required to: (1) hold at least twenty-five percent (25%) of all restricted stock granted by Spartan Stores; and (2) designate at least twenty percent (20%) of their annual bonus under the Annual Incentive Plan for the purchase of Spartan Stores common stock and to hold such stock granted or purchased.

Compensation of the Chief Executive Officer

         Mr. Sturken is employed under the terms of an employment agreement. The compensation committee, in coordination with the nominating and corporate governance committee, conducts an annual performance appraisal of the chief executive officer based on input from all board members. In determining Mr. Sturken's compensation, the compensation committee considers individual performance, the performance of Spartan Stores, and competitive compensation comparisons. For fiscal 2004, Mr. Sturken's base salary, annual incentive opportunity and long-term incentive awards were all determined pursuant to the terms of his employment agreement as described beginning on page 15.

Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid to certain officers. No officer's total compensation for fiscal 2004 exceeded the limitations on deductibility under Section 162(m). It is Spartan Stores' policy to qualify as much of the compensation paid to its officers as possible for deductibility under Section 162(m). However, under appropriate circumstances, Spartan Stores may approve compensation that is not deductible under Section 162(m) if it determines that it would be in the best interests of Spartan Stores and its shareholders for such compensation to be paid. Spartan Stores will continue to assess the impact of Section 162(m) and take action to assure that appropriate levels of deductibility are maintained.

Board Approval

         All recommendations of the compensation committee relating to fiscal 2004 compensation were unanimously approved by the board of directors without modification, with Mr. Sturken abstaining from voting on his compensation.

Conclusion

         The committee believes that properly motivating and rewarding executive management plays a significant role in improving Spartan Stores' performance. The committee plays a very active role in ensuring our compensation plans are competitive, cost-effective and properly aligned with the interests of Spartan Stores' shareholders.

Respectfully submitted,

James F. Wright, Chairperson
Gregory P. Josefowicz
Timothy J. O'Donovan

Audit Committee Report

         The audit committee reviews and supervises Spartan Stores' procedures for recording and reporting the financial results of its operations on behalf of the board of directors. Spartan Stores' management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. As part of its supervisory duties, the audit committee has reviewed Spartan Stores' audited financial statements and has discussed those financial statements with Spartan Stores' management.

         The audit committee has also discussed with Spartan Stores' independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, the judgments of the independent auditors concerning the quality of Spartan Stores' accounting practices and such other matters that are required under applicable rules, regulations, generally accepted auditing standards and generally accepted accounting principles to be discussed with the independent auditors. In addition, the audit committee has received from the independent auditors the written disclosures and letter required by the Independence Standards Board and has discussed their independence from Spartan Stores and Spartan Stores' management with them, including a consideration of the compatibility of non-audit services with their independence.

         Based on the reviews and discussions described above, the audit committee recommended to Spartan Stores' board of directors that the audited financial statements be included in Spartan Stores' Annual Report on Form 10-K for the year ended March 27, 2004.

Respectfully submitted,

Elizabeth A. Nickels, Chair
Kenneth T. Stevens
M. Shân Atkins
Dr. Frank Gambino

Stock Price Performance Graph

         The following graph compares the cumulative total shareholder return on Spartan Stores common stock to (1) the Standard and Poor's (S&P) 500 index and (2) a peer group index, over a period beginning on the date that Spartan Stores common stock began trading on The Nasdaq Stock Market National Market System (August 2, 2000) and ending on March 27, 2004.

         The peer group index is comprised of the following companies: (1) Fleming Companies, Inc.; (2) Marsh Supermarkets, Inc.; (3) Nash-Finch Company; (4) Fresh Brands, Inc. (formerly known as Schultz Sav-O Stores, Inc.) and (5) SUPERVALU Inc.

         Cumulative total shareholder return is measured by the sum of (1) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (2) the difference between the share price at the end and the beginning of the measurement period, divided by the share price at the beginning of the measurement period.

COMPARISON CUMULATIVE TOTAL SHAREHOLDER RETURN

The dollar values for total shareholder return plotted in the graph above are shown in the table below:

Date	Spartan Stores	S&P 500	Peer Group

August 2, 2000	$100.00	$100.00	$100.00
March 25, 2001	82.42	81.74	101.56
March 31, 2002	63.57	81.94	158.80
March 29, 2003	19.78	61.65	77.13
March 27, 2004	38.04	83.31	152.76

Independent Auditors

Appointment

         Spartan Stores' audit committee has approved the selection of Deloitte & Touche LLP as its independent auditors to audit the financial statements and internal controls of Spartan Stores and its subsidiaries for fiscal 2005, and to perform such other appropriate accounting services as may be required by the board and approved by the audit committee. If the shareholders do not ratify the selection of Deloitte & Touche LLP, the audit committee will consider a change in auditors for the next year.

         Representatives of Deloitte & Touche are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

         The board of directors and audit committee recommend that you vote FOR ratification of the selection of Deloitte & Touche LLP as our independent auditors for fiscal 2005.

Independent Auditors' Fees

         The aggregate fees billed by Deloitte & Touche llp to Spartan Stores and its subsidiaries for fiscal 2004 and fiscal 2003 are as follows:

	Fiscal 2004	Fiscal 2003

Audit Fees (1)	$ 398,110	$ 521,695
Audit-related Fees (2)	51,210	134,661
Tax Fees (3)	810,454	1,019,425
All Other Fees	--	--

(1)	Audit services consist of the annual audit, reviews of quarterly reports on Form 10-Q and related consultations.

(2)	Audit-related fees consists principally of services related to employee benefit plan audits and other consultations not arising as part of the audit.

(3)

Permissible tax services include tax compliance, tax planning and tax advice that do not impair the independence of the auditors and that are consistent with the SEC's rules on auditor independence. Tax compliance and preparation fees account for $595,601 and $404,120 of the total tax fees for fiscal 2004 and fiscal 2003, respectively.

         During fiscal 2004, Deloitte & Touche llp did not provide any services to Spartan Stores or its subsidiaries related to financial information systems design and implementation.

Audit Committee Approval Policies

         The audit committee charter includes procedures for the approval by the audit committee of all services provided by Deloitte & Touche llp. The audit committee has the authority and responsibility to pre-approve all audit and permissible non-audit services provided by its principal accountant. The audit committee charter sets forth the policy of the committee for such approvals. The policy requires that all services provided by the independent auditors, including audit-related services and non-audit services, must be pre-approved by the audit committee. The policy allows the audit committee to delegate to one or more members of the audit committee the authority to approve the independent auditors' services. The decisions of any audit committee member to whom authority is delegated to pre-approve services are reported to the full audit committee. The policy also provides that the audit committee will have authority and responsibility to approve and authorize payment of the independent auditors' fees. Finally, the policy sets forth certain services that the independent auditors are prohibited from providing to Spartan Stores or its subsidiaries. None of the audit-related fees or tax fees were approved by the audit committee pursuant to the de minimus exception set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, although the audit committee charter allows such approval.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires Spartan Stores' directors and officers and persons who beneficially own more than 10% of the outstanding shares of Spartan Stores common stock to file reports of ownership and changes in ownership of shares of common stock with the SEC. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish Spartan Stores with copies of all Section 16(a) reports they file with the SEC. Based solely on our review of the copies of such reports received by us, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for fiscal 2004, we believe that our directors and officers complied with all applicable filing requirements during fiscal 2004, except for one Form 4 report filed late on behalf of Mr. Sturken to report one purchase of Spartan Stores stock.

Shareholder Proposals

         To be considered timely, shareholder proposals intended to be presented at the 2005 annual meeting of shareholders, whether or not intended to be included in the proxy statement and form of proxy relating to that meeting, must be received by us not later than March 8, 2005. Shareholder proposals intended for consideration for inclusion in our proxy statement and form of proxy relating to that meeting should be made in accordance with SEC Rule 14a-8. All shareholder proposals must comply with the notice provisions set forth in Spartan Stores' bylaws. You should address all shareholder proposals to the attention of our Corporate Secretary, 850 76th Street, S.W., P.O. Box 8700, Grand Rapids, Michigan 49518-8700.

Solicitation of Proxies

         We will initially solicit proxies by mail. In addition, directors, officers and associates of Spartan Stores and its subsidiaries may solicit proxies by telephone or facsimile or in person without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. We will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy material to beneficial owners.

         In addition, we have engaged Georgeson Shareholder Communications Inc., at an estimated cost of $5,500, plus expenses and disbursements, to assist us in the solicitation of proxies.

By Order of the Board of Directors

Alex J. DeYonker
Secretary

Grand Rapids, Michigan
July 6, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER
of the
Audit Committee of the
Board of Directors
of
Spartan Stores, Inc.

The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence and performance of the Company's Independent Auditors, including that the Independent Auditors are ultimately responsible to the Board of Directors and the Audit Committee, (4) the performance of the Company's internal audit function, and (5) the Company's system of disclosure controls and procedures and internal controls over financial reporting.

Membership

Number and Independence

The Committee shall be comprised of three or more directors, as determined by the Board, one of whom shall be designated by the Board as Chairman. The Board shall affirmatively determine that each member of the Committee is independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director or member of the Committee.

Each member of the Committee shall be an "Independent Director" as defined by NASD rules. A director shall not be considered independent and may not be a member of the Committee if he or she:

•	Is an Affiliate of the Company or any of its subsidiaries, or owns or Controls 10% or more of the Company's voting securities;

•	Is, or at any time during the past three years was, employed by the Company or by any subsidiary of the Company;

•

Accepted, or who has a Family Member who accepted, any payments from the Company or any subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

•	Compensation for Board or Committee service;

•	Payments arising solely from investments in the Company's securities;

•	Compensation paid to a Family Member who is a non-executive employee of the Company or subsidiary of the Company;

•	Benefits under a tax-qualified retirement plan or non-discretionary compensation; or

•	Loans permitted under Section 13(k) of the Securities Exchange Act of 1934;

•

Accepted, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, provided that, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service);

•	Is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any subsidiary of the Company as an executive officer;

•

Is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

•	Payments arising solely from investments in the Company's securities; or

•	Payments under non-discretionary charitable contribution matching programs;

•

Is, or who has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity;

•

Is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years; or

•	Participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

If a member of the Committee ceases to be independent due to circumstances beyond his or her reasonable control, the Company must regain compliance with the independence requirements by the earlier of its next annual shareholders' meeting or one year from the occurrence of the event that caused the loss of independence. If such loss of independence occurs and the Company relies on this grace period, the Company must provide notice to NASDAQ immediately upon learning of the event or circumstance that caused the loss of independence.

Knowledge and Experience of All Members

Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement.

Audit Committee Financial Expert

At least one member of the Committee must be a person whom the Board has determined is an "audit committee financial expert." An "audit committee financial expert" is a person who has the following attributes:

•	An understanding of generally accepted accounting principles and financial statements;

•	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

•

Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;

•	An understanding of internal controls and procedures for financial reporting;

•	An understanding of audit committee functions; and

•	General financial sophistication.

An audit committee financial expert must have acquired such attributes through any one or more of the following:

•

Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

•	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

•	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

•	Other relevant experience.

Responsibilities and Authority

General

The Committee shall have the following responsibilities and authority:

•	Prepare minutes of each meeting and distribute the minutes to all directors;

•	Hold a minimum of four meetings each year;

•	Review new or proposed rules and regulations issued by relevant regulatory authorities, for the purpose of considering amendments to the Audit Committee Charter;

•	Review and reassess the adequacy of the Audit Committee Charter on an annual basis;

•	Review and approve certifications prepared by the Company for NASDAQ regarding the Committee's membership and Charter;

•

Review with management and the Independent Auditors the Company's annual audited financial statements and related footnotes to be included in the Company's Annual Report on Form 10-K and Annual Report to Shareholders and the Company's quarterly unaudited financial statements and related footnotes to be included in the Company's quarterly report on Form 10-Q before they are filed with the SEC;

•

Review with management all quarterly and annual press releases and any Form 8-K filed to report material non-public information regarding the Company's results of operations or financial condition for an annual or quarterly fiscal period that has ended;

•	Prepare the Audit Committee's report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

•	Review the financial statements, periodic reports and other financial information that the Company files with the SEC or distributes to the public;

•	Consider major changes and other questions regarding the appropriate auditing and accounting principles and practices for the Company;

•	Meet periodically with management to review the Company's major financial risk exposures;

•

Meet in executive sessions with internal auditors, legal counsel and Independent Auditors to discuss any matter that the Committee or any of these persons believe should be discussed privately with the Committee; and

•

Review with the Company's counsel legal matters which may result in a material impact on the Company's financial statements or condition and any material reports or inquiries by regulators or governmental agencies.

Assistance from Advisors and Personnel

The Company's chief financial officer will serve as a resource to the Committee. In addition, the Committee may request any officer or employee of the Company to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee. The Committee has the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

Funding

The Company shall provide appropriate funding, as determined by the Committee, for payment of:

•	Compensation to the Independent Auditors;

•	Compensation to any advisers employed by the Committee; and

•	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Independent Auditors

The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any Independent Auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Committee is also directly responsible for the resolution of disagreements between management and the Independent Auditors regarding financial reporting. Independent Auditors shall report directly to the Committee.

The Committee shall review the performance of the Independent Auditors of the Company at least annually. The Committee shall also review the independence, effectiveness and objectivity of the Independent Auditors of the Company at least annually. The Committee shall discuss with the Independent Auditors any relationships or services that may affect the Independent Auditors' objectivity or independence. If the Committee is not satisfied with the Independent Auditors' assurances of independence, it shall take or recommend to the full Board appropriate action to ensure the independence of the Independent Auditors.

The Committee shall require receipt of, and shall review, a formal written statement from the Independent Auditors delineating all relationships between the Independent Auditor and the Company, consistent with the Standards of the Independence Standards Board. The Committee shall actively engage in a dialogue with the Independent Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor and for taking, or recommending that the Board take, appropriate action to oversee the independence of the Independent Auditor.

No Independent Auditor may provide audit services to the Company if:

•

The lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has performed audit services for the Company in each of the five previous fiscal years of the Company; or

•

If the Company's chief executive officer, controller, chief financial officer, chief accounting officer or any person serving in an equivalent position for the Company was employed by such Independent Auditor and participated in any capacity in the audit of the Company during the 1-year period preceding the date of the initiation of the audit.

The Committee shall require receipt of, and shall review, a report from the Independent Auditors that addresses the following:

•	Critical accounting policies and practices to be used;

•

Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditors; and

•	Other material written communications between the Independent Auditors and the management of the Company, including any management letters or schedules of unadjusted differences.

•	Attestation on management's assessment of the Company's internal control over financial reporting (when required).

The Committee shall discuss with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit and any qualifications in the Independent Auditors' audit opinion.

Approval of Audit and Non-Audit Services

The Committee has the authority and responsibility to pre-approve all audit and permissible non-audit services provided to the Company by the Company's Independent Auditors. Approval of a permissible non-audit service to be performed by the Company's Independent Auditors shall be disclosed to the Company's investors in its periodic reports. No pre-approval of permissible non-audit services is required if all of the following conditions exist:

•

The aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its Independent Auditors during the fiscal year in which the non-audit services are provided;

•	Such non-audit services were not recognized by the Company at the time of the engagement to be non-audit services; and

•

Such non-audit services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee.

The Committee may establish policies and procedures for pre-approving audit and permissible non-audit services by the Independent Auditors. All pre-approvals of audit and permissible non-audit services granted by the Committee shall be reasonably detailed as to the particular services to be provided and shall not result in the delegation of the Committee's pre-approval responsibilities to management. Pre-approvals of services granted by the Committee must not use monetary limits as the only basis for pre-approval and must not provide for broad categorical approvals. Any pre-approval policies or practices adopted by the Committee must be designed to ensure that the Committee knows what particular services it is being asked to pre-approve so that it can make a well-reasoned assessment of the impact of the service on the Independent Auditors' independence.

The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals of permissible non-audit services. The decisions of any Committee member to whom authority is delegated under this paragraph to pre-approve permissible non-audit services shall be reported to the full Committee.

Permissible non-audit services provided by the Company's Independent Auditors shall not include any of the following:

•	Bookkeeping or other services related to the accounting records or financial statements of the Company;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions or human resources;

•	Broker or dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit; or

•	Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Internal Auditors

The Committee has the authority and responsibility to oversee the internal auditors. The Committee shall:

•	Review the appointment or replacement of the internal auditor;

•	Review the independence of the internal auditors;

•	Review the activities and performance (effectiveness, objectivity, and independence) of the internal auditors at least annually;

•	Meet with the internal auditors at each Committee meeting and review any reports prepared by the internal auditors for the Committee; and

•	Establish and maintain channels for internal auditors to communicate directly with the Committee.

Internal Controls and Procedures

Establishing and maintaining the Company's disclosure controls and procedures and internal control over financial reporting is the responsibility of the Company's management. The Committee has the authority and responsibility to oversee the Company's disclosure controls and procedures and internal controls over financial reporting and shall consult with the Company's management, internal auditors and Independent Auditors regarding the adequacy of such internal controls.

Disclosure Controls and Procedures. The Committee shall oversee the Company's management in establishing controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act of 1934 (the "Exchange Act") is recorded, processed, summarized and reported within the time periods specified in the Exchange Act's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including the chief executive and chief financial officers, and persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Internal Control Over Financial Reporting. The Committee shall oversee the Company's management in establishing policies and procedures that will provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including policies and procedures that:

•	Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and

•

Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Management's Internal Control Report. The Committee shall review management's internal control report to be included in the Company's Annual Report to Shareholders, when it is required. This report shall contain:

•	A statement of management's responsibility for establishing and maintaining adequate internal control over financial reporting for the Company;

•	A statement identifying the framework used by management to conduct the required evaluation of the effectiveness of the Company's internal control over financial reporting;

•

Management's assessment of the effectiveness of the Company's internal control over financial reporting as of the end of the Company's most recent fiscal year, including a statement as to whether or not the Company's internal control over financial reporting is effective. The assessment must include disclosure of any material weaknesses in the Company's internal control over financial reporting identified by management. Management is not permitted to conclude that the Company's internal control over financial reporting is effective if there are one or more material weaknesses in the Company's internal control over financial reporting; and

•

A statement that the Independent Auditors that audited the financial statements included in the annual report has issued an attestation report on management's assessment of the Company's internal control over financial reporting.

Related Party Transactions

It is the responsibility of the Company's management to conduct an appropriate review of all related party transactions for potential conflicts of interest situations on an ongoing basis. All such transactions must be evaluated and approved by the Committee.

Code of Ethics for Senior Financial Officers

The Committee has the authority and responsibility to adopt and maintain a code of ethics for senior financial officers of the Company, including the chief executive officer, chief financial officer, principal accounting officers and persons performing similar functions. The code of ethics shall be reasonably designed to deter wrongdoing and promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting to an appropriate person or persons identified in the code of violations of the code; and

•	Accountability for adherence to the code.

The code must provide for an enforcement mechanism to be administered by the Committee that ensures prompt and consistent enforcement of the code, protection for persons reporting questionable behavior, clear and objective standards for compliance, and a fair process by which to determine violations. Any waivers of the code for directors or executive officers shall be evaluated by the Committee and submitted to the Board for consideration.

Procedures for Handling Complaints

The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, including the following:

•	Fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company;

•	Fraud or deliberate error in the recording and maintaining of financial records of the Company;

•	Deficiencies in or noncompliance with the Company's internal accounting controls;

•	Misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or

•	Deviation from full and fair reporting of the Company's financial condition.

The Committee has the authority to investigate and, if necessary, retain outside experts, with respect to any such complaints or concerns that may be brought to the attention of the Committee.

Scope of Responsibility

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditors. It is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations. The duties and responsibilities of a member of the Committee are in addition to those duties applicable to members of the Board.

Definitions

"Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. A person will be deemed not to be in control of the person specified if the person:

•	Is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the person specified; and

•	Is not an executive officer of the person specified.

          The following will be deemed to be affiliates:

•	An executive officer of an affiliate;

•	A director who also is an employee of an affiliate;

•	A general partner of an affiliate; and

•	A managing member of an affiliate.

"Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

"Family Member" means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.

"Independent Auditors" means any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

"Indirect acceptance by a member of an audit committee of any consulting, advisory or other compensatory fee" includes acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member or by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any subsidiary of the Company.

"Related party transaction" means any transaction required to be disclosed pursuant to SEC Regulation S-K, Item 404.

Effective Date:          May 12, 2004

APPENDIX B

NOMINATING AND
CORPORATE GOVERNANCE COMMITTEE CHARTER
of the
Corporate Governance Committee of the
Board of Directors
of
Spartan Stores, Inc.

Organization

The Nominating and Corporate Governance Committee shall be comprised of two or more directors as determined by the Board, one of whom shall be designated by the Board as Chairperson, and each of whom shall be independent of the management of the Company and free of any relationship that the Board of Directors considers would interfere with their exercise of independent judgment as a committee member. Each member of the Committee shall be an "Independent Director" as defined by NASD rules.

Statement of Policy

The Nominating and Corporate Governance Committee will assist the Board of Directors in fulfilling its responsibilities to govern the Company in a manner consistent with the interests of the shareholders of the Company and to improve the quality of stewardship provided by the Board. Without limiting the foregoing, the Committee will assist the Board with respect to: (a) Board organization, membership and function; (b) committee structure, membership and operations; (c) succession planning for the executive officers of the Company; (d) the development and recommendation of a Corporate Governance Policy, and once adopted monitoring its operation and recommending any modifications to the policy; and (e) other matters relating to corporate governance.

Authority, Powers and Responsibilities

The Nominating and Corporate Governance Committee will have the following authority, powers and responsibilities:

•

Corporate Governance Policy. Develop and recommend to the Board a Corporate Governance Policy and, after approval of the Policy, any modifications to the Policy to set forth the corporate governance principles applicable to the Company.

•	Size and Composition. Review and recommend to the Board any changes in the size and composition of the Board.

•

Develop Board Criteria; Identify Potential Nominees. Develop and recommend to the Board of Directors criteria for the selection of candidates for election as directors. Identify potential nominees for election as directors and review their qualifications to serve as directors. Engage search firms and other consultants and advisors to assist it in the development of criteria for and in the search for and qualification of candidates for director.

•

Identify and Recommend Director Candidates. Recommend to the Board the candidates for director to be selected by the Board and recommended for election at each annual meeting of shareholders or to be added to the Board at any other time due to Board expansions, director resignations or retirements or otherwise.

•

Committee Membership. Submit to the Board of Directors the directors recommended by the Committee to be selected for membership on the various committees and the individual directors to be designated as the Chairperson of the various committees.

•

Director Evaluation. Monitor and evaluate periodically the performance of directors and the performance of members of each Board committee. If any performance issue is identified, work with the director to address and resolve the issue or, if necessary, seek the director's resignation, or recommend to the Board the director's removal, from the Board or any committee.

•

Orientation and Education Guidelines. Develop and evaluate periodically orientation and continuing education guidelines for each member of the Board regarding his or her responsibilities as a director generally and each member of each Board committee regarding his or her responsibilities as a member of any Board committee. Monitor and evaluate periodically (and at any time a new member joins the Board or any Board committee) each director's cooperation in fulfilling the guidelines. The guidelines shall take into account all relevant factors, including the nature of each individual's responsibilities and related background and any particular complexities relating to the Company's business, financial statements or other characteristics. The guidelines may impose higher requirements for directors who are members of certain Board committees than for those who are not and may, in appropriate circumstances, impose higher or lower requirements for a particular director based on his or her background or occupation, or both.

•

Evaluate Committee Structure and Performance. Evaluate periodically the performance, authority, operations, charter and composition of each standing or ad hoc Board committee and recommend any changes considered appropriate in the authority, operations, charter, number or membership of each committee.

•

Assist in Evaluating the CEO. Assist the Board in evaluating the performance of and other factors relating to the retention of the Chief Executive Officer. Assist the Board in overseeing the evaluation of the performance of other executive officers. Subject to oversight by the Board and this Committee and subject to the authority and responsibilities of the Compensation Committee, the Chief Executive Officer will have primary responsibility for evaluating the performance of other executive officers.

•

Management Succession Plan. Develop and periodically review and revise as appropriate, a management succession plan and related procedures. Consider and recommend to the Board candidates for successor to the Chief Executive Officer of the Company and, with appropriate consideration of the Chief Executive Officer's recommendations, candidates for successors to other executive officers, in each case when vacancies occur in those offices.

•	Other Corporate Governance Proposals. Monitor and make recommendations to the Board on other matters of Board policies and practices relating to corporate governance.

•	Shareholder Proposals. Review and make recommendations to the Board regarding proposals of shareholders that relate to corporate governance.

Nominations Process

Nominations of candidates for election to the Board at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors (an "Election Meeting") may be made either by the Board or by a shareholder of record of shares of a class entitled to vote at such Election Meeting.

Nominations made by the Board must be recommended for the Board's selection by the Committee. The Committee will recommend a slate of proposed Board nominees annually. After considering the recommendations of the Committee, the Board will annually approve a slate of Board nominees and present them to the shareholders, with the Board's recommendation, for election to the Board.

Shareholders may also propose nominees by following procedures provided in the Company's Articles of Incorporation. The Committee shall consider every nominee so proposed by a shareholder and report each such nomination along with the Committee's recommendation to the full Board. The Committee may also, in its discretion, consider shareholders' informal recommendations of possible nominees.

                    Shareholders' recommendation for nominees to the Board should be sent in writing to the Secretary of the Company and should be received not less than 120 days prior to the date of an annual meeting.

Communications

                    The Company will provide a process for security holders to send communications to the Board of Directors. Such communications shall be directed to the Secretary of the Company. The Secretary of the Company, or the Secretary's delegates, shall have discretion to adopt policies and procedures to implement and administer this communication process. Security holder communications may be directed to the Board of Directors or to specific individual directors. The Secretary of the Company shall have discretion to screen and not forward to directors communications that the secretary determines in his or her discretion to be communications unrelated to the business or governance of the Company and its subsidiaries, commercial solicitations, offensive, obscene or otherwise inappropriate. The Secretary shall, however, collect and organize all security holder communications which are not forwarded, and such communications shall be available to any director upon request.

Effective Date:  February 11, 2004

[FRONT]

PROXY	PROXY

SPARTAN STORES, INC.
850 76th Street, S.W.
P.O. Box 8700
Grand Rapids, Michigan 49518

This Proxy is Solicited on Behalf of the Board of Directors

          The undersigned shareholder appoints Craig C. Sturken and David M. Staples, and each of them, each with full power of substitution, proxies to represent the shareholder and to vote all shares of Common Stock of Spartan Stores, Inc. that the shareholder is entitled to vote on all matters which come before the annual meeting of shareholders to be held on Wednesday, August 11, 2004, and any adjournment of that meeting.

          If this Proxy is properly executed, the shares represented by this Proxy will be voted as specified. If no specification is made, the shares represented by this Proxy will be voted for the election of all nominees named on this Proxy as directors and for ratification of Deloitte & Touche llp as our independent auditors for fiscal 2005. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that come before the meeting.

Thank you in advance for your participation in our 2004 Annual Meeting.

(Continued and to be signed on reverse side.)

[BACK]

SPARTAN STORES, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

Your Board of Directors Recommends that You Vote FOR ALL NOMINEES, and FOR ratification of Deloitte & Touche LLP as our independent auditors for fiscal 2005
			For All	Withhold All	For All Except
1.	ELECTION OF DIRECTORS:
	Nominees:	Gregory P. Josefowicz Craig C. Sturken	☐	☐	☐

(INSTRUCTION: To withhold authority to vote for any nominee, strike through that nominee's name in the list above.)

2.	RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2005	For ☐	Against ☐	Abstain ☐

Dated:

Signature of Shareholder(s)

IMPORTANT - Please sign exactly as your name(s) appears on this Proxy. When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. If shares are held jointly, each holder should sign.

I plan to attend the annual meeting:	Yes	No